SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 24, 2000

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                        FINANCIAL PERFORMANCE CORPORATION
             (Exact name of registrant as specified in its charter)


            New York                      0-16530                13-3236325
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


         335 Madison Avenue
            New York, NY                                          10017
(Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (212) 557-0401


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Item 5.  Other Events.

         On February 24, 2000, Financial Performance Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with FPC Acquisition Corp., iMapData.com, Inc. ("iMapData.com"), William Lilley and Laurence De Franco, pursuant which iMapData will be acquired by the Company for 1,000,000 shares of the Company's common stock. Under the Merger Agreement, each issued and outstanding share of the common stock, par value $.01 per share, of iMapData.com outstanding immediately prior to the effective time of the merger will be converted into the right to receive 1,000 shares of the Company's common stock, par value $.01 per share. Consummation of the transactions contemplated by the Merger Agreement is subject to certain closing conditions, which are set forth in the Merger Agreement.

         Following consummation of the transactions contemplated by the Merger Agreement, iMapData.com will operate under its current management as a wholly owned subsidiary of the Company. In addition, Mr. Lilley is expected to be elected to the board of directors of the Company.

         The foregoing description of the transactions contemplated by the Merger Agreement is a summary only and is qualified in its entirety by reference to the complete copy of the Merger Agreement attached as an exhibit to this Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

    10.17     Agreement  and Plan of Merger  dated as of February 23, 2000 among
              Financial   Performance   Corporation,   FPC  Acquisition   Corp.,
              iMapData.com, Inc., William Lilley and Laurence De Franco


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Financial Performance Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 24, 2000                       FINANCIAL PERFORMANCE CORPORATION


                                               By: /s/ Jeffrey S. Silverman
                                                  ------------------------------
                                                  Name:  Jeffrey S. Silverman
                                                  Title: Chairman and Chief
                                                         Executive Officer